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                                                                   Exhibit 10(u)

                      AMENDED AND RESTATED PROMISSORY NOTE

$143,237.12                                                  St. Louis, Missouri
                                                               December 21, 1998

     FOR VALUE RECEIVED, the undersigned, Ronald J. Kruszewski ("Borrower") promises to pay to the order of Stifel Financial Corp. or its assigns ("Company") in lawful money of the United States of America in immediately available funds, at its office located at 500 North Broadway, St. Louis, Missouri 63102, or at any other place designated by the Company, the principal amount of One Hundred Forty-Three Thousand Two Hundred Thirty-Seven and 12/100 Dollars ($143,237.12) (the "Principal Amount"), together with interest thereon from the date hereof until maturity on the whole of the Principal Amount remaining from time to time unpaid at the rate set forth below, payable as follows:

     1.  PAYMENT OF PRINCIPAL AND INTEREST.

          1.1 Principal. The Principal Amount shall be paid in five (5) installments with the first due March 31, 1999, the second installment due on January 1, 2000, the third installment due on January 1, 2001, the fourth installment due on January 1, 2002 and the fifth installment due on January 1, 2003 (such installment due dates hereinafter referred to as an "Installment Date"). The respective portions of the Principal Amount payable on each Installment Date shall be as follows: $30,155.18 on March 31, 1999; $30,155.18 on each January 1 of 2000 through 2002; and $22,616.40 on January 1, 2003.

          1.2 Interest. Interest on the unpaid Principal Amount shall be paid on each Installment Date at the annual rate of six and thirty-four one hundredths percent (6-34/100%) calculated on the basis of the actual number of days elapsed over a year of three hundred sixty-five (365) days. After maturity, whether by acceleration or otherwise, interest shall accrue at the rate of six and thirty-four one hundredths percent (6-34/100%) until all sums due hereunder are paid.

          1.3 Optional Prepayment. The Principal Amount may be prepaid by Borrower in whole or in part at any time, and from time to time without premium or penalty. Any prepayment of the Principal Amount shall be accompanied by payment of interest accrued and unpaid on the amount of such prepayment to the date of prepayment. Any partial prepayment shall be first applied to any accrued but unpaid interest and next to installments of principal in the inverse order of maturity. The Borrower shall not be entitled to reborrow any Principal Amount which is prepaid.

          1.4 Forgiveness of Principal and Interest. If Borrower remains employed by the Company on March 31, 1999, $30,155.18 of the Principal Amount and all interest accrued to that date shall be forgiven. If Borrower remains employed by the Company on each January 1, thereafter from January 1, 2000 through January 1, 2002, an additional $30,155.18 of the Principal Amount and all interest accrued to that date shall be forgiven as of each such January 1. If Borrower remains employed by the Company on January 1, 2003, $22,616.40 of the Principal


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Amount and all interest accrued to that date shall be forgiven. If Borrower dies while employed by the Company or becomes disabled while employed by the Company (as determined by the Board of Directors of the Company ("Board of Directors")) prior to January 1, 2003, an additional portion of the Principal Amount and all interest accrued to that date shall be forgiven. The additional portion so forgiven shall be the amount which would have been forgiven had Borrower remained employed by the Company as of the January 1 immediately following the year in which such death or disability occurred, multiplied by a fraction, the numerator of which is the number of days which have elapsed during the calendar year in which such death or disability occurred and the denominator of which is the number of days in such calendar year. In addition, the entire unpaid Principal Amount and accrued interest shall be forgiven in the event of (a) a Change in Control (as defined in the Stifel Financial Corp. 1997 Incentive Stock
Plan), (b) termination of Borrower's employment by the Company for a reason other than a Good Cause Event (as hereinafter defined), or (c) Borrower's resignation for Good Reason (as hereinafter defined). The term "Good Cause
Event" shall mean (a) a good faith determination by the Board of Directors, after notice to Borrower and opportunity by Borrower to be heard, that Borrower committed a fraud, misappropriation, embezzlement or theft against or from the Company or any of its subsidiaries, (b) conviction of Borrower of a felony or
(c) a good faith determination by the Board of Directors, after a ninety (90) day warning and the opportunity to cure and to be heard by the Board of Directors, on substantial evidence that Borrower was grossly negligent in carrying out, or unreasonably refused to serve or carry out, the duties and responsibilities of Borrower's employment with the Company. The term "Good Reason" shall mean the occurrence of any of the following without the Borrower's consent: (a) the assignment to the Borrower of any duties inconsistent in any material respect with his positions as President and Chief Executive Officer of the Company (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the commencement of Borrower's employment with the Company, or any action by the Company which results in material diminution in such positions, authority, duties or responsibilities, excluding, for this purpose, any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Borrower; or (b) any failure by the Company to provide the compensation and benefits to which the Borrower is entitled under any agreement with the Company or any compensation or benefit plan or practice generally applicable to senior executives of the Company, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice given by the Borrower; (c) the Company requiring the Borrower to be based at a location which is more than fifty (50) miles from St. Louis, Missouri.

     2. METHOD OF PAYMENT. All payments hereunder shall be made on the days when due as set forth above. Whenever any Installment Date falls on a Saturday, Sunday or public holiday (any other day being a "Business Day") such payment due shall be made on the succeeding Business Day.

     3. GOVERNING LAW. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Missouri.


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     4.   WAIVER. Borrower, and all others who shall become parties primarily or secondarily liable on this Promissory Note, whether as endorsers, guarantors or otherwise, hereby waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Promissory Note. All such parties agree the liability hereunder shall be unconditional without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Company. All such parties hereby agree that failure of the Company to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

     5. PAYMENT OF COSTS. In additional to the principal and interest payments payable hereunder, Borrower agrees to pay upon demand all reasonable costs and expenses (including attorneys fees) incurred by the Company in enforcing payment of any or all amounts payable hereunder.

     6. CANCELLATION OF ORIGINAL NOTE. This Note is an amendment, restatement and continuation in part of that certain Promissory Note of Borrower dated November 30, 1997 (and any amendments thereto), and payable to the order of Company in the principal amount of $1,479,687.50, which shall be deemed to be cancelled upon Borrower's (i) execution and delivery of this Note and (ii) transfer to the Company of 124,688 shares of common stock of the Company. All interest evidenced by the November 30, 1997 Note being restated under this Note shall continue to be due and payable until paid.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Promissory Note on the date first above written.


                                        /s/ Ronald J. Kruszewski
                                        ----------------------------------------
                                        Ronald J. Kruszewski


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